UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2013

Citizens Republic Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932
(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502
(Address of Principal Executive Offices)	(Zip Code)

(810) 766-7500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 5, 2013, the Company held a special meeting of its shareholders. At that meeting, the following matters were voted upon, with the final results for each matter disclosed below:

1. A proposal to approve the merger agreement between FirstMerit Corporation and the Company dated September 12, 2012.

For	Against	Abstain	Broker Non-Votes
28,422,325	382,594	62,924	—

2. A proposal to approve, on an advisory basis only, certain compensation to Citizens’ named executive officers in connection with the merger.

For	Against	Abstain	Broker Non-Votes
25,165,284	3,429,423	273,136	—

3. A proposal to approve granting the board of directors authority to adjourn, postpone or continue the special meeting on one or more occasions, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the merger agreement.

For	Against	Abstain	Broker Non-Votes
25,295,412	3,464,568	107,863	—

Having received approval of the Merger from the Federal Reserve Board and the Office of the Comptroller of the Currency, the Company expects the merger to become effective after the close of business on Friday, April 12, 2013, after which time Citizens’ common shares will be delisted from the NASDAQ stock market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.

By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary

Date: April 5, 2013